INFORMATIONAL STATEMENT
                  PURSUANT TO NEVADA REVISED STATUES ss. 78.235

Name
Address

Dear __________:

         This        information         statement         certifies        that
_______________________________  is  the  registered  holder  of  ______________
shares of common stock of QUICKSILVER INTERNATIONAL HOLDINGS, INC., a Nevada corporation, transferable on the books of the corporation in person or by execution of a power of attorney.

         Witness the seal of the corporation and the signatures of its duly authorized officers:

Dated: ________________

QUICKSILVER INTERNATIONAL HOLDINGS, INC.

By: ____________________________                             [SEAL]
       Bob Hemmerling, President

By: __________________________
       Dev Randhawa, Secretary